--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

/X/  Filed by the Registrant

/ /  Filed by a Party other than the Registrant

Check the appropriate box:

/ /  Preliminary Proxy Statement           / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to ____14a-11(c) or ____14a-12

                        REPUBLIC ENGINEERED STEELS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         _____________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
         _____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _____________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
         _____________________________________________________________________

     (5) Total fee paid:______________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:______________________________________________

     (2) Form, Schedule or Registration Statement No.:________________________

     (3) Filing Party:________________________________________________________

     (4) Date Filed:__________________________________________________________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    REPUBLIC
                                   ENGINEERED
                                  STEELS, INC.

--------------------------------------------------------------------------------
[LOGO]

                             NOTICE OF 1996 ANNUAL
                            MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

[REPUBLIC ENGINEERED STEELS LOGO]

To Our Stockholders:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders, which will be held on Wednesday, October 23, 1996, at 6:00 P.M., local time, at Washington High School, One Paul E. Brown Drive, N.E., Massillon, Ohio 44646.

     At the meeting, we will be reporting to you on your Company's current operations and outlook, and stockholders will elect six Class II directors and one Class I director of the Company. The Board of Directors and management hope that many of you will be able to attend the meeting in person.

     The formal Notice of Annual Meeting and the Board of Directors' Proxy Statement accompany this letter. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope to ensure that your shares will be represented. Stockholders who attend the Annual Meeting may, of course, withdraw their proxy should they wish to vote in person.

                                        Sincerely,

                                        /s/ Russell W. Maier

                                        Russell W. Maier
                                        Chairman of the Board,
                                        Chief Executive Officer and President

October 2, 1996

                        REPUBLIC ENGINEERED STEELS, INC.
                             410 OBERLIN ROAD, S.W.
                             MASSILLON, OHIO 44647

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 23, 1996

                            ------------------------

To the Stockholders of
REPUBLIC ENGINEERED STEELS, INC.:

     The Annual Meeting of Stockholders of Republic Engineered Steels, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, October 23, 1996, at 6:00 P.M., local time, at Washington High School, One Paul E. Brown Drive, N.E., Massillon, Ohio 44646, for the following purposes:

     1. To elect six Class II directors to serve until the 1998 Annual Meeting of Stockholders or until their successors are duly elected and qualified and to elect one Class I director to serve until the 1997 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

     2. To transact such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

     Holders of record of Common Stock, par value $.01 per share, of the Company at the close of business on October 1, 1996, will be entitled to notice of and to vote on all matters presented at the meeting and at any adjournments or postponements thereof.

                                        By order of the Board of Directors

                                        /s/ James D. Donohoe

                                        James D. Donohoe,
                                        Secretary

October 2, 1996

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. STOCKHOLDERS MAY NEVERTHELESS VOTE IN PERSON AT THE ANNUAL MEETING.

                        REPUBLIC ENGINEERED STEELS, INC.
                             410 OBERLIN ROAD, S.W.
                             MASSILLON, OHIO 44647

                                PROXY STATEMENT

                            ------------------------

                         Annual Meeting of Stockholders
                                October 23, 1996
                            ------------------------

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of common stock of Republic Engineered Steels, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Washington High School, One Paul E. Brown Drive, N.E., Massillon, Ohio 44646, on Wednesday, October 23, 1996, at 6:00 P.M., local time, and at any adjournments or postponements thereof. These proxy materials are being mailed on or about October 3, 1996 to holders of record on October 1, 1996 of the Company's common stock, par value $.01 per share ("Common Stock").

     A proxy may be revoked by a stockholder prior to its exercise in any of three ways: by written notice to the Secretary of the Company; by submission of another proxy bearing a later date; or by voting in person at the Annual Meeting. Revocation by notice to the Secretary of the Company or by submission of a later proxy will not affect a vote on any matter which is taken prior to the receipt of the notice or later proxy by the Company. The mere presence at the Annual Meeting of the stockholder executing the proxy will not revoke the proxy. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder or, if no instructions are indicated, will be voted FOR the slate of directors described herein and, as to any other item of business that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons named in the proxy and voting on the matter.

     The Company has adopted a policy of encouraging stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. The Company has designated an independent third party, National City Bank, Cleveland, Ohio, which is the Company's transfer agent, to receive and to tabulate stockholder proxy votes. The manner in which any stockholder votes on any particular issue will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of a vote of a stockholder is expressly requested by such stockholder or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes or as to the accuracy of any tabulation of such proxies, ballots or votes. Aggregate vote totals may be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

     This solicitation is being made on behalf of the Board of Directors of the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company, by telephone, in person or otherwise, without additional compensation. The Company also will request that brokerage firms, nominees, custodians and fiduciaries forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for reasonable out-of-pocket expenses incurred by them in forwarding such materials.

                                  THE COMPANY

     The Company was originally incorporated in Delaware on May 15, 1989, under the name Bar Acquisition Co. The Company was formed to purchase substantially all of the assets of the Bar Division of LTV Steel Company Inc. The Company changed its name to Republic Engineered Steels, Inc. on July 7, 1989. Until the initial public offering of its Common Stock in April 1995 (the "IPO"), the Company had been virtually wholly-owned by its employees through an employee stock ownership plan ("ESOP"). As of October 1, 1996, the ESOP held approximately 58% of the outstanding shares of Common Stock of the Company. The Company is a Delaware corporation and its principal executive offices are located at 410 Oberlin Road, S.W., Massillon, Ohio 44647, and its telephone number at that address is (330) 837-6000.

                               VOTING SECURITIES

GENERAL

     On October 1, 1996 there were 19,706,578 shares of Common Stock outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote. Holders of record of Common Stock at the close of business on October 1, 1996 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     The presence in person or by proxy at the Annual Meeting of the holders of a majority of all outstanding shares of Common Stock constitutes a quorum. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by the affirmative vote of a plurality of the shares present in person or by proxy at the Annual Meeting and entitled to vote for the election of directors.

     An abstention with respect to the election of directors will be counted as present for purposes of determining the existence of a quorum. Brokers who do not receive a stockholder's instructions are entitled to vote on the election of directors.

     Holders of Common Stock may vote their shares of Common Stock by completing the enclosed Proxy Card and mailing it in the enclosed postage pre-paid envelope so that it is received by October 22, 1996, or by appearing at the Annual Meeting in person.

ESOP SHARES

     As of October 1, 1996, there were 11,335,162 shares of Common Stock (approximately 58% of the outstanding shares of Common Stock) held by the ESOP (the "ESOP Shares"). The committee administering the ESOP (the "ESOP Administrative Committee") is required under the terms of the ESOP to solicit instructions of participants in the ESOP on all matters requiring stockholder approval and to direct the trustee of the ESOP (the "ESOP Trustee") to vote ESOP shares in accordance with the instructions of the participants.

     Pursuant to the terms of the ESOP, this Proxy Statement along with a letter from the ESOP Administrative Committee is being sent to participants in the ESOP requesting that ESOP participants instruct the ESOP Administrative Committee to direct the ESOP Trustee to vote the ESOP Shares allocated to each ESOP participant's account. ESOP Shares for which no voting instructions are received (unvoted shares) and ESOP Shares which are held by the ESOP Trustee and not yet allocated to ESOP participants' accounts (unallocated shares) will be voted in the same proportion as the votes received from those ESOP participants who submit instructions.

     Notwithstanding such provisions, the ESOP Administrative Committee and the ESOP Trustee must abide by the fiduciary obligations imposed by federal law. Accordingly, although participants in the ESOP have the right to instruct the ESOP Administrative Committee how to vote the shares of Common Stock allocated to their accounts, the ESOP Administrative Committee and the ESOP Trustee each has the continuing obligation, even after the receipt of such instructions, to determine whether to follow such instructions based on its evaluation of the facts and circumstances or to override the instructions of the ESOP participants in certain very limited circumstances.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 13, 1996 by (a) each person that is the beneficial owner of more than five percent of the Common Stock, (b) each director and nominee for director of the Company, (c) the executives named in the Summary Compensation Table under "Executive Compensation" and (d) all directors and executive officers of the Company as a group:

                                                                          COMMON STOCK
                                                                     -----------------------
                                                                     NUMBER OF      PERCENT
                                                                       SHARES         OF
     NAME AND ADDRESS OF BENEFICIAL OWNER(1)                           OWNED         CLASS
     ---------------------------------------                         ----------     --------
     State Street Bank and Trust Company(2)........................  11,335,162       58%
     200 Newport Avenue
     N. Quincy, MA 02191
     Russell W. Maier(3)...........................................       5,000       (5)
     Stephen S. Higley(3)(7).......................................      11,335       (5)
     James B. Riley(3)(8)..........................................      18,240       (5)
     Sam Camens(6).................................................         900       (5)
     Carol A. Cartwright...........................................         -0-       -0-
     Richard F. Celeste............................................       1,500       (5)
     Wayne A. Hardy(4).............................................       1,989       (5)
     Rudolph Kogut(4)..............................................       1,549       (5)
     Douglas M. Lawson(4)..........................................       1,661       (5)
     Gary E. Lenhart(4)............................................       3,043
     Martin Manley.................................................         -0-       -0-
     Walter C. Meck................................................       1,000       (5)
     John J. Richards(4)...........................................       2,626       (5)
     William J. Williams...........................................       1,500       (5)
     James T. Anderson(3)(9).......................................       9,297       (5)
     Harold V. Kelly(3)(10)........................................       8,084       (5)
     All directors and executive officers of the Company as a
       group(5)....................................................     100,740       (5)

---------------

 (1) The address of all persons other than State Street Bank and Trust Company, is the address of the Company, 410 Oberlin Road, S.W., Massillon, Ohio 44647.

 (2) State Street Bank and Trust Company holds such stock as trustee for the ESOP. The number of shares held by the ESOP Trust represents the number of shares allocated to participants' accounts under the ESOP and unallocated shares held by the ESOP Trust.

 (3) Does not include shares that may be issued under the Company's stock option plan (the "1995 Stock Option Plan"). Options granted under the 1995 Stock Option Plan are generally not exercisable until May 1998 and are therefore not included in this chart.

 (4) Represents the number of shares allocated to such person's account under the ESOP.

 (5) Less than 1%.

 (6) Includes 700 shares of Common Stock held by Mr. Camens as custodian for his grandchildren under the Uniform Gift to Minors Act. Mr. Camens disclaims beneficial ownership of these shares.

 (7) Includes 7,710 shares allocated to Mr. Higley's account under the ESOP.

 (8) Includes 8,240 shares allocated to Mr. Riley's account under the ESOP.

 (9) Includes 7,622 shares allocated to Mr. Anderson's account under the ESOP.

(10) Includes 6,584 shares allocated to Mr. Kelly's account under the ESOP.

                            I. ELECTION OF DIRECTORS

     In accordance with the Amended and Restated Certificate of Incorporation of the Company (the "Charter") and the By-laws of the Company (the "By-laws"), the Board of Directors has fixed the number of directors at thirteen directors, divided into two classes, one of seven directors and the other of six directors. The term of office of each class is two years. The Charter and By-laws also provide for the following qualifications for the Company's directors:

    Group A Directors:  Four individuals designated by the United Steelworkers of America
                        AFL/CIO ("USWA"), one of whom is designated by the International
                        President of the USWA and three of whom are designated by USWA local unions.

    Group B Director:   One individual, the chief executive officer of the Company.

    Group C Directors:  Eight individuals, five of whom must be independent directors (not affiliated with the Company or the USWA), selected by a nominating committee (the "Nominating Committee") comprised of the Group A
                        Director designated by the International President of the USWA, the
                        Group B Director and three Group C Directors who are independent directors.

                        In the event that the ESOP owns less than 25% of the outstanding shares of Common Stock (i) the Group A Directors will be reduced to two (both to be appointed by the International President of the USWA), (ii) the
                        Nominating Committee will consist solely of Group C independent directors and (iii) the number of Group C Directors will be increased to ten (10), of which seven (7) must be independent directors.

     The term of all Class II directors expires at the 1996 Annual Meeting. In accordance with the provisions of the Charter and the By-laws, the Board of Directors has nominated James B. Riley, Stephen S. Higley, Sam Camens, Martin J. Manley, Walter C. Meck and Gary E. Lenhart for election as Class II directors to hold office until the 1998 Annual Meeting of Stockholders, or until their respective successors are elected and qualified or until their earlier death, resignation or removal. In accordance with the provisions of the Charter and By-laws, the Board of Directors has nominated Rudy Kogut for election as a Class I director to hold office until the 1997 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier death, resignation or removal. Each nominee is currently a director except for Messrs. Higley and Lenhart. In the event that any person listed as a nominee becomes unavailable as a candidate for election, it is intended that the shares represented by your proxy will be voted for a substitute nominee, but the Board of Directors knows of no reason to anticipate that this will occur.

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the shares present in person or by proxy is required for the election of directors. Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR the election of all such nominees.

     Certain information with respect to the nominees and each of the continuing directors is set forth below, including their director group qualification.

NOMINEES FOR CLASS II DIRECTORS WHOSE TERMS EXPIRE
AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS:

                                                                          DIRECTOR
NAME                       AGE     GROUP QUALIFICATION                     SINCE
----                       ---     -------------------                    --------
James B. Riley             44      Group C Director                         1989
Stephen S. Higley          52      Group C Director                           --
Sam Camens                 79      Group A Director (designated by the
                                   International President of the
                                   USWA)                                    1989
Martin J. Manley           44      Group C Independent Director             1994
Walter C. Meck             45      Group C Independent Director             1989
Gary E. Lenhart            45      Group C Director                           --

NOMINEE FOR CLASS I DIRECTOR WHOSE TERM EXPIRES
AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS:

                                                                          DIRECTOR
NAME                       AGE     GROUP QUALIFICATION                     SINCE
----                       ---     -------------------                    --------
Rudy Kogut.............    58      Group A Director                         1996(1)

(1) On March 19, 1996, Harry E. Schaefer resigned from the Board of Directors. Mr. Schaefer had been elected for a two-year term at the 1995 Annual Stockholders meeting as the Group A(ii) Qualified Director. Pursuant to the By-laws, on August 22, 1996, Mr. Kogut was elected as a director by the Board of Directors to fill the vacancy created by Mr. Schaefer's resignation until the next annual election which will take place at the Annual Meeting. In accordance with the Charter, Mr. Kogut has been designated for nomination by USWA Local 1200 as the Group A(ii) Qualified Director to fill the unexpired term of Mr. Schaefer. If elected, Mr. Kogut's term will expire at the 1997 Annual Meeting of Stockholders.

CONTINUING (CLASS I) DIRECTORS WHOSE TERMS EXPIRE
AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS:

                                                                          DIRECTOR
NAME                       AGE     GROUP QUALIFICATION                     SINCE
----                       ---     -------------------                    --------
Russell W. Maier.......    59      Group B Director                         1989
Carol A. Cartwright....    55      Group C Independent Director             1991
Richard F. Celeste.....    58      Group C Independent Director             1994
William J. Williams....    68      Group C Independent Director             1989
Wayne A. Hardy.........    42      Group A Director                         1995
Douglas M. Lawson......    54      Group A Director                         1995

     The following are brief summaries of the business experience of the nominees for election as directors of the Company and of the other directors whose terms of office as directors will continue after the Annual Meeting, including, where applicable, information as to the other directorships held by each of them.

NOMINEES FOR CLASS II DIRECTORS:

     JAMES B. RILEY has been Executive Vice President and Chief Financial Officer of the Company since November 1993. He was formerly Vice President and Chief Financial Officer of the Company from 1989 to October 1993. Prior to the formation of the Company he was the Assistant Controller of LTV Steel and the Controller of the Bar Division of LTV Steel. Mr. Riley has been active in the steel industry since 1975.

     STEPHEN S. HIGLEY has been a corporate Vice President and President of the Company's Specialty Steels Division since January 1995. Prior to that time he was Vice President - Commercial of the Company since

November 1989. Prior to that time he held the same position at LTV Steel. Mr. Higley has been active in the steel industry since 1966.

     SAM CAMENS is retired. Mr. Camens served as Assistant to the International President of the USWA from 1981 until his retirement in 1987.

     MARTIN J. MANLEY has been the Managing Director, KP Consulting of Kaiser Permanente (Northern California Region) since October 1995. From July 1994 to October 1995 he was an independent business consultant. From 1993 to July 1994 he served as the Assistant Secretary of Labor for the American Workplace in the Clinton Administration. From 1991 to 1993, Mr. Manley was a partner in The Waterman Group, a business consulting firm. From 1986 to 1991, Mr. Manley was a Senior Manager for McKinsey & Company, Inc., a business consulting firm.

     WALTER C. MECK has been the Chairman and Chief Executive Officer of H.H. Fessler Knitting Co., Inc. since 1994. From 1990 to 1993, Mr. Meck was Executive Vice President and Chief Operating Officer of Farrel & Co., an investment and merchant banking firm. From 1986 to 1990, Mr. Meck was the Executive Vice President - Finance and Chief Financial Officer of Mack Trucks, Inc., a major manufacturer of trucks. Mr. Meck is also a director of Orix Credit Alliance Receivables Corporation.

     GARY E. LENHART has been a Plant Manager of the Company's Cold Finished Bar Division since June, 1993. Currently, Mr. Lenhart is responsible for the Company's cold finished bar plants in Beaver Falls, PA and Willimantic, CT. He was formerly General Supervisor of the Company's cold finished bar plant in Massillon, Ohio since the Company's inception in November, 1989. Mr. Lenhart has been active in the steel industry since 1969.

NOMINEE FOR CLASS I DIRECTOR:

     RUDY KOGUT is a member of USWA Local 1200 and has been employed at the Company's steelmaking plant on Eighth Street in Canton, Ohio since 1956 .

CLASS I DIRECTORS:

     RUSSELL W. MAIER has been Chairman of the Board, President and Chief Executive Officer of the Company since November 1989. Prior to the formation of the Company, Mr. Maier served as the President of LTV Steel Flat Rolled and Bar Company. Mr. Maier has been active in the steel industry since February 1960. Mr. Maier is also a member of the Board of Directors of United National Bank and Trust Company and Ohio Edison Company.

     CAROL A. CARTWRIGHT has been Chief Executive Officer of Kent State University since 1991. From 1988 to 1991 she served as chief Academic Officer of the University of California at Davis. Ms. Cartwright is also a member of the Board of Directors of Ohio Edison Company, KeyBank National Association and M.A. Hanna Company.

     RICHARD F. CELESTE has been a partner in Celeste and Sabety, Ltd., a public strategy consulting firm since January 1991. Mr. Celeste was the Governor of the State of Ohio from 1982-1990. Mr. Celeste is also a member of the Board of Directors of Navistar International Corporation and Health-South Corporation.

     WILLIAM J. WILLIAMS is retired. Mr. Williams had been the Chairman and Chief Executive Officer of the Huntington National Bank from 1986 until his retirement in 1994. Mr. Williams is the former President and Chief Operating Officer of Republic Steel Corporation, a predecessor of LTV Steel. Mr. Williams is currently a member of the Board of Directors of Centerior Energy Corporation, UNR Industries, Inc. and Huntington Bankshares, Inc.

     WAYNE A. HARDY is a member of USWA Local 1566 and has been employed at the Company's cold finished bar plant in Massillon, Ohio since 1973.

     DOUGLAS M. LAWSON is a member of USWA Local 3069 and has been employed at the Company's cold finished bar plant on Dunes Highway in Gary, Indiana since 1964. Mr. Lawson previously served as a director of the Company from January 1990 to December 1991.

     There is no family relationship among any of the directors or executive officers of the Company.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held seven meetings (exclusive of committee meetings), during the 1996 fiscal year. In addition, the Board of Directors acted by unanimous written consent on two occasions during the 1996 fiscal year. The Board of Directors has also established four committees whose functions and current members are noted below. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he or she served which were held during such period.

     Audit Committee: The Audit Committee of the Board of Directors (the "Audit Committee") presently consists of and has during the 1996 fiscal year consisted of Dr. Cartwright and Messrs. Meck (Chairman) and Williams. Each of the foregoing is a director who is not employed by the Company or affiliated with management. The Audit Committee is responsible for reviewing and helping to ensure the integrity of the Company's financial statements. Among other matters, the Audit Committee reviews the Company's internal accounting controls and financial statements and reviews with the Company's independent accountants the scope of their audit, their report and their recommendations. The Audit Committee held four meetings during the 1996 fiscal year.

     Compensation Committee: Since October 26, 1995 the Compensation Committee of the Board of Directors (the "Compensation Committee") has consisted of Messrs. Camens, Celeste, Lawson, Maier, Manley (Chairman) and Richards. From May 25, 1995 to October 26, 1995 the Compensation Committee consisted of Mr. William
R. Ryan (until his term of office expired on October 26, 1995) and Messrs. Camens, Celeste, Maier, Manley (Chairman) and Richards. The Compensation Committee establishes the policies used in determining the compensation of all executive officers of the Company. The Compensation Committee held five meetings during the 1996 fiscal year. See "Compensation Committee Interlocks and Insider Participation."

     Nominating Committee: Since June 12, 1995 the Nominating Committee has consisted of Messrs. Camens, Maier (Chairman), Manley, Meck and Williams.

     The Nominating Committee of the Board of Directors, acting by unanimous vote, designates the nominees for the Group C Directors. The Nominating Committee must, in accordance with the provisions of the Charter and By-laws, consist of the Group A Director nominated by the International President of the USWA, the Group B Director and three Group C Directors who are independent directors as long as the ESOP (and/or other benefit plan(s)) owns 25% or more of the issued and outstanding shares of Common Stock.

     The Nominating Committee held one meeting during the 1996 fiscal year. The Nominating Committee also acted by unanimous written consent on July 27, 1995 to designate Dr. Cartwright and Messrs. Celeste and Williams as nominees for the Group C directors in Class I standing for election at the 1995 Annual Meeting of Stockholders.

     Option Administrative Committee: Since May 5, 1995 the committee of the board of Directors that administers the Company's 1995 Stock Option Plan (the "Option Administrative Committee") has consisted of Dr. Cartwright and Messrs. Celeste, Manley, Meck and Williams. As required by the 1995 Stock Option Plan all members of the Option Administrative Committee were Group C independent directors.

     The Option Administrative Committee did not act in the 1996 fiscal year.

COMPENSATION OF DIRECTORS

     Each director who is not an officer or employee of the Company receives an annual fee of $15,000, plus attendance fees of $1,500 for regular and special meetings, $750 for committee meetings and $500 for telephonic board meetings, and is reimbursed for his or her out-of-pocket expenses incurred in connection with serving on the Board of Directors. Officers and other employees of the Company who serve on the Board of

Directors of the Company receive no additional compensation for their services (other than reimbursement for their related out-of-pocket expenses).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Maier, the President and Chief Executive Officer of the Company and the Group B Director, serves on the Compensation Committee but does not participate in deliberations concerning his compensation. Three other members of the Compensation Committee who served during the 1996 fiscal year are employees of the Company, namely Mr. Ryan, a Group A Director (designated by Union Local
1033), Mr. Lawson, a Group A Director (designated by Union Local 3069) and Mr. Richards, a Group C Director. The compensation of Messrs. Lawson, Ryan and Richards is not determined by the Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and any persons who own more than ten percent of the Company's Common Stock to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 1996 fiscal year all Section 16(a) filing requirements were complied with, except that one report for one transaction was filed late by Russell W. Maier.

                             EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

     The Company's Charter requires that the Compensation Committee include at least one Group A Qualified Director (a director nominated by either the USWA or certain USWA locals) and two Group C Qualified Directors (directors who may, but need not be, independent directors). The Compensation Committee is currently composed of Sam Camens, Richard F. Celeste, Douglas M. Lawson, Russell W. Maier, Martin J. Manley and John J. Richards. Mr. Maier is the President and Chief Executive Officer of the Company (the "CEO") and the Group B Qualified Director. Mr. Lawson is an employee of the Company and a Group A Qualified Director designated by Union Local 3069. Mr. Camens is not an employee of the Company and is a Group A Qualified Director designated by the USWA Union. Mr. Richards is an employee of the Company and a Group C Qualified Director. Messrs. Celeste and Manley are independent Group C Qualified Directors. Although Mr. Maier is a member of the Compensation Committee, he abstains from deliberations regarding his compensation.

COMPENSATION PHILOSOPHY

     The purpose of the Company's executive compensation plan is to enable the Company to attract and retain quality executive officers. The Company's compensation philosophy is to reward the individual and team efforts of executive officers who increase the long term value of the Company in a manner consistent with ownership by employees and public investors. As a result, the Company's executive compensation plan seeks to reward increases in the value of the Company's Common Stock, insure competitiveness with industrial companies of similar size and complexity and reinforce the Company's commitment to employee ownership and participation. Specifically, this purpose and philosophy are implemented through a total compensation program that includes a short-term direct compensation package and a long-term incentive compensation package. The short-term direct compensation package for executive officers (except the CEO) currently consists of a base salary, participation in various employee benefit plans in which the Company's employees generally participate (including a profit sharing plan) and a severance benefit program in the event the executive officer is terminated without cause. The long-term incentive compensation package consists of participation in the ESOP (except the CEO) and the 1995 Stock Option Plan.

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

     Previously, the short-term compensation of seven of the Company's eleven executive officers had been determined pursuant to employment agreements entered into in 1989 at the inception of the Company when it was virtually wholly owned by the ESOP (the "1989 Agreements"). Each 1989 Agreement provided for an initial five-year term that ended in 1994 and, other than Mr. Maier's agreement, annual extensions thereafter that were automatic unless the Board of Directors elected, at least 90 days prior to the anniversary date of such agreement, not to extend such agreement.

     Pursuant to each 1989 Agreement, the executive party thereto received a fixed base salary that was increased for comparable increases in the base salary of other employees of the Company generally, other than pursuant to a salary "merit budget" (performance based) program adopted by the Company. Each 1989 Agreement also provided that the Board of Directors would from time to time evaluate the Company's progress and attainments under the direction of the executive and annually consider increasing the executive's base salary pursuant to a salary "merit budget" (performance based) program that may be adopted by the Company. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding the nature and criteria of such programs. In the past, such programs have generally been comparable to those provided by the Company to other of its employees.

     The compensation of the remaining four of the Company's executive officers was determined by the Board of Directors based upon a recommendation from the Compensation Committee. In making such recommendation, the Compensation Committee considered the individual executive's performance, seniority and longevity in light of the compensation provided to the other executives under the 1989 Agreements.

     On October 26, 1995, the Board of Directors, upon the recommendation of the Compensation Committee, approved an amendment of the Company's Salaried Employee's Termination Plan (the "Termination Plan Amendment"), the effect of which was to provide executive officers, other than the CEO, with enhanced severance benefits in lieu of the 1989 Agreements. Under the Termination Plan Amendment executive officers with two or more years of service as an executive officer who are terminated without cause will be provided with continued salary and benefits for a period of one year from the date employment is terminated. The final details of the Termination Plan Amendment were completed in May 1996.

     On November 2, 1995, in connection with the adoption of the Termination Plan Amendment, each executive officer who was a party to a 1989 Agreement agreed to voluntarily terminate his 1989 Agreement. Each of those executive officers is eligible to receive the severance benefits provided by the Termination Plan Amendment. After the expiration of the initial five-year term of the 1989 Agreements, the primary economic benefit for the executive officer under the 1989 Agreement had been salary continuation in the event of termination without cause during the remainder of the one year extension period. Under the Termination Plan Amendment, executive officers with two or more years of service as an executive officer who are terminated without cause will be provided continued salary and benefits for a period of one year from the date employment is terminated. If the terminated executive is re-employed within the one-year period, the severance payments would be reduced by any salary received by the new employer. Therefore, in many instances, the Termination Plan Amendment will extend the duration of the executive officer's post-termination benefits. The Compensation Committee believed that this enhancement would provide greater stability at the executive level and make the Company more competitive with similarly situated industrial companies.

     Following the termination of the 1989 Agreements, the Board set the base salary for executive officers (other than the CEO), based upon the recommendation of the Compensation Committee, at the same levels such employees received on the date of termination of the 1989 Agreements. In making such recommendation, the Compensation Committee considered the individual executive's performance, seniority and longevity in light of the compensation provided to the other executives and the overall financial condition of the Company. The base compensation for each executive officer in the 1996 fiscal year increased commensurate with the increases in base salary for other salaried employees. The Company does not currently pay bonuses to any of its executive officers.

     The Compensation Committee continually reviews the Company's existing compensation structure for executives to ensure that the Company is offering competitive compensation packages that will enable it to attract and retain quality executives. In this regard, the Compensation Committee has engaged independent compensation advisors to review the compensation packages of executive officers.

CEO COMPENSATION

     Mr. Maier's employment agreement (the "CEO Agreement"), was entered into in November 1989 along with the 1989 Agreements, for an initial five-year term that ended in 1994. The CEO Agreement provides that, commencing in November 1992 and on each anniversary date of the CEO Agreement thereafter, the term of the CEO Agreement shall automatically extend one year (so that the remaining term shall be three years) unless the Board of Directors elects, prior to the anniversary date of such agreement, not to extend such agreement. The other terms of the CEO Agreement are similar to the comparable terms of the 1989 Agreements.

     The compensation package for Mr. Maier for fiscal year 1996 was established pursuant to the CEO Agreement. Pursuant to the CEO Agreement, Mr. Maier's compensation in fiscal year 1996 included an increase in base salary commensurate with the increase in base salary received by other salaried employees. The CEO Agreement may be terminated by the Company on three years' notice. Mr. Maier's base salary in fiscal 1996 totaled $536,000. Mr. Maier is not eligible to participate in the ESOP. Mr. Maier was granted options to purchase the Company's Common Stock under the 1995 Stock Option Plan. See "Long Term Incentive Plans". See also "Options Outstanding as of June 30, 1996."

     The CEO Agreement also provides that the Board of Directors will from time to time evaluate the Company's progress and attainment under the direction of Mr. Maier and annually consider increasing his base salary pursuant to a salary "merit budget" (performance based) program that may be adopted by the Company. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding the nature and criteria of such programs. In the past, such programs have generally been comparable to those provided by the Company to other of its employees.

LONG TERM INCENTIVE PLANS

     The Company maintains two long term incentive plans in which executive officers of the Company participate: (i) the ESOP and (ii) the 1995 Stock Option Plan.

     ESOP. The Company maintains the ESOP for the benefit of its salaried and hourly employees and enables them to share in the growth of the Company. The ESOP is a stock bonus plan, designed to be invested primarily in Common Stock of the Company and qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). On a quarterly basis, the Company makes a contribution to the ESOP equal to a specified percentage of the cash compensation received by the ESOP participants in the quarter. That amount is used by the ESOP to repay loans from the Company, which repayment enables the ESOP to allocate shares of Common Stock of the Company to participants. Each ESOP participant is 100% vested at all times in shares allocated to his or her account in the ESOP. Mr. Maier, as the CEO and President of the Company, is not eligible to participate in the ESOP.

     1995 Stock Option Plan. The 1995 Stock Option Plan was adopted primarily to provide long-term incentives and rewards to executive officers and senior managers. Options granted under the 1995 Stock Option Plan are designed to continue the link between executive compensation and increases in stockholder equity, to provide incentives to executive officers tied to growth of the share price over time and to encourage continued employment with the Company. Options granted under the 1995 Stock Option Plan generally are not exercisable for a period of three years until April 1998. There were no options granted in fiscal year 1996.

POLICY REGARDING SECTION 162(M) OF THE INTERNAL REVENUE CODE

     With certain exceptions, Section 162(m) of the Code limits the Company's deduction of compensation paid to certain executive officers to $1 million for each executive for a taxable year (including any deductions otherwise allowable with respect to the exercise of an Option). If Options are granted pursuant to the 1995 Stock Option Plan before the Company's 1999 annual meeting and the 1995 Stock Option Plan is not terminated or modified prior to such time, the Company believes that such Options should qualify for a special transition rule which exempts from such limitation compensation paid pursuant to a plan that was in existence before a corporation went public. In any event, given that the Options granted under the 1995 Stock Option Plan generally are not exercisable for a period of three years from the date of the IPO, no executive officer received compensation in excess of $1 million for the Company's 1996 fiscal year and, therefore, the deduction limitation of Section 162(m) should not apply to the Company for such fiscal year.

                           THE COMPENSATION COMMITTEE

                 MARTIN J. MANLEY (CH)         DOUGLAS M. LAWSON
                 SAM CAMENS                    RUSSELL W. MAIER
                 RICHARD F. CELESTE            JOHN J. RICHARDS

                   COMPENSATION TABLES AND OTHER INFORMATION

     The following tables set forth information with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the three fiscal years ended June 30, 1996, 1995 and 1994:

                                                 ANNUAL COMPENSATION
                                       ----------------------------------------
                                                                       OTHER
                                                                       ANNUAL       ALL OTHER
                                         FISCAL                       COMPEN-        COMPEN-
    NAME AND PRINCIPAL POSITION           YEAR          SALARY       SATION(1)      SATION(2)
-----------------------------------    ----------     ----------     ----------     ----------
Russell W. Maier...................       1996         $551,622(3)    $ 91,667       $ 12,750
President and Chief                       1995          490,000         88,720         12,743
  Executive Officer                       1994          490,000         73,283         13,660

James B. Riley.....................       1996          253,000           -0 -         11,533
Executive Vice President and              1995          235,000           -0 -         16,978
  Chief Financial Officer                 1994          217,440           -0 -         19,702

Stephen S. Higley..................       1996          227,000         24,016         14,267
Vice President and President -            1995          206,000           -0 -         20,353
  Specialty Steels Division               1994          190,000           -0 -         20,535

Harold V. Kelly....................       1996          217,000         32,378         18,116
Executive Vice President and              1995          205,000         27,124         22,499
  General Counsel                         1994          195,600           -0 -         25,872

James T. Anderson..................       1996          240,000         28,085         16,070
Vice President and President -            1995          220,200           -0 -         20,373
  Bar Products Division                   1994          205,000           -0 -         21,955

---------------

(1) Other Annual Compensation for Mr. Maier in 1996, 1995 and 1994, respectively, includes $29,011, $30,967 and $29,672 of supplemental salary available to purchase benefits under a cafeteria plan, $60,573, $56,946 and $42,409 for contribution to a trust providing for the difference between the amount needed to fund an agreed upon retirement benefit and the maximum amount that may be contributed to the Company's Defined Contribution Pension Plan under the Code and $2,083, $807 and $1,202 for other perquisites; and for Mr. Kelly in 1996 these amounts were $17,788, $17,326 and $8,751, respectively. For all other named individuals, this category excludes the value of perquisites and personal benefits received by them because such perquisites and personal benefits do not exceed 10% of their respective salaries.

    Other Annual Compensation for Mr. Higley in 1996 includes $13,200 of supplemental salary available to purchase benefits under a cafeteria plan, $9,522 for contributions to a trust providing for the difference between the amount needed to fund an agreed upon retirement benefit and the maximum amount that may be contributed to the Company's Defined Contribution Pension Plan under the Code and $1,294 for other perquisites.

    Other Annual Compensation for Mr. Kelly in 1996 and 1995, respectively, includes $17,788 and $17,326 of supplemental salary available to purchase benefits under a cafeteria plan, $10,374 and $8,751 for contributions to a trust providing for the difference between the amount needed to fund an agreed upon retirement benefit and the maximum amount that may be contributed to the Company's Defined Contribution Pension Plan under the Code and $4,216 and $1,047 for other perquisites.

    Other Annual Compensation for Mr. Anderson in 1996 includes $15,900 of supplemental salary available to purchase benefits under a cafeteria plan, $11,137 for contributions to a trust providing for the difference between the amount needed to fund an agreed upon retirement benefit and the maximum amount that may be contributed to the Company's Defined Contribution Pension Plan under the Code and $1,048 for other perquisites.

(2) All Other Compensation reflects amounts contributed by the Company to the Company's Defined Contribution Pension Plan and the ESOP allocation for the named individuals except for Mr. Maier who does not participate in the ESOP.

(3) Includes $15,622 of salary earned in fiscal year 1995 but paid in fiscal year 1996.

Employment Agreements

     Only Mr. Maier is employed pursuant to an employment agreement. See discussion above under "CEO Compensation" in the Compensation Committee Report.

Employee Common Stock Ownership Plan

     The Company maintains the ESOP for the benefit of substantially all of its salaried and hourly employees. The ESOP is a stock bonus plan, designed to be invested in Common Stock and intended to be qualified under section 401(a) of the Code.

     On a quarterly basis, the Company makes a contribution to the ESOP to reflect certain percentages of cash compensation received by the ESOP participants in the quarter. The ESOP Trustee in turn utilizes the entire contribution to pay to the Company principal and interest on the loans made in 1989 by the Company to the ESOP (the "ESOP Loans" consisting of the loans in the original principal amount of $190.0 million and $30.0 million, respectively). At June 30, 1996 the unpaid balances were $18,407,960 and $29,312,728, respectively. The percentage of cash compensation utilized for fiscal 1996 was 18% (subject to limitations imposed by the Code) and will continue at that rate until the ESOP Loans are repaid. Common stock is allocated to each participant's account on an annual basis.

     Each ESOP participant is 100% vested at all times in shares allocated to his or her account. Participants have pass-through voting rights with respect to Common Stock allocated to their accounts. Pursuant to the terms of the ESOP, because the IPO created an established market for the Common Stock, Common Stock is now distributed to ESOP participants upon their termination of service with the Company for any reason or to ESOP participants who are active Company employees upon attaining the age of 70 1/2. In addition, an ESOP participant who is at least 55 years old with at least 10 years of participation in the ESOP and who seeks diversification can elect to receive a partial distribution of his or her allocated shares of up to 25% over the first five years and an additional 25% thereafter.

         OPTIONS OUTSTANDING AS OF JUNE 30, 1996

                                       NUMBER OF SECURITIES
                                        UNDERLYING OPTIONS
                                          AT FISCAL YEAR
                NAME                          END(1)
-------------------------------------  --------------------
Russell W. Maier.....................         540,000
James B. Riley.......................         120,000
James T. Anderson....................          96,000
Harold V. Kelly......................          96,000
Stephen S. Higley....................         109,200

---------------

(1) Options are generally not exercisable prior to May 1998. Based on the market price of the Company's common stock at June 30, 1996, none of the options is in-the-money.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of an investment in the Company's Common Stock since it began to be publicly traded on April 28, 1995 with that of the total return of the Standard and Poor's S&P 500 Composite Stock Price Index (the "S&P 500 Index") and an index of peer companies selected by the Company. The peer group consists of Birmingham Steel Corporation, Inland Steel Industries, Inc., Kentucky Electric Steel, Inc., Quanex Corporation and The Timken Company. The peer group previously included Bliss and Laughlin Industries, Inc. which was merged into Bar Technologies, Inc. during fiscal year 1996. The performance graph excludes Bliss and Laughlin Industries, Inc. for all periods reflected. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 on April 28, 1995 and that all dividends were reinvested. There can be no assurance that future stock performance will correlate with past stock performance.

                COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
           Among Republic Engineered Steels, Inc., The S&P 500 Index
                                and a Peer Group

                                   REPUBLIC
      Measurement Period          ENGINEERED
    (Fiscal Year Covered)        STEELS, INC.     PEER GROUP        S&P 500
4/28/95                              100             100              100
6/95                                  97             112              106
6/96                                  44              89              134

*$100 invested on 04/28/96 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

                              INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP as the Company's independent auditors to conduct the audit of the Company's books and records for the fiscal year ended June 30, 1997. KPMG Peat Marwick LLP also served as the Company's independent auditors for the previous fiscal year. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares which they represent.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 1997 ANNUAL MEETING

     In accordance with rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 1997 Annual Meeting must have done so no later than June 5, 1997.

                                    REPORTS

     The Company has furnished to each person whose proxy is being solicited and to each ESOP participant a copy of the Company's 1996 Annual Report which includes its Form 10-K (without exhibits) for the fiscal year ended June 30, 1996, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for additional copies of the Company's 1996 Annual Report should be directed in writing to the corporate Secretary at the address below.

                                            By order of the Board of Directors

                                            /s/ James D. Donohoe

                                            James D. Donohoe

                                            Secretary

Republic Engineered Steels, Inc.
410 Oberlin Road, S.W.
Massillon, Ohio 44647
October 2, 1996

                            ADMINISTRATIVE COMMITTEE
                      EMPLOYEE COMMON STOCK OWNERSHIP PLAN
                             410 OBERLIN ROAD, S.W.
                             MASSILLON, OHIO 44647
                                  ------------

Dear ESOP Participant:

     Please read this letter carefully as it includes information regarding your right to vote shares of Common stock ("Common Stock") of Republic Engineered Steels, Inc. ("Republic") allocated to your account under the Republic Engineered Steels, Inc. Employee Common Stock Ownership Plan (the "ESOP") at the 1995 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held on Wednesday, October 23, 1996, at 6:00 P.M., local time, at Washington High School, One Paul E. Brown Drive, N.E., Massillon, Ohio 44646. At the meeting, stockholders will elect seven directors of Republic.

     In connection with the Annual Meeting, the Board of Directors of Republic is soliciting proxies from all of its stockholders, including State Street Bank and Trust Company, in its capacity as trustee of the ESOP (the "ESOP Trustee"). The ESOP Trustee is forwarding a copy of the Notice of Annual Meeting and the Board of Directors' Proxy Statement and accompanying materials to you in connection with the solicitation of your voting instructions.

     Although Republic's Common Stock is now publicly traded and other stockholders may vote at the Annual Meeting, the voting procedure with respect to shares allocated to the accounts of ESOP participants has not changed. Pursuant to the terms of the ESOP, the committee administering the ESOP (the "Administrative Committee") is hereby soliciting your voting instructions and will direct the ESOP Trustee to vote the shares of Common Stock held by the trust (the "ESOP Trust") in accordance with such instructions.

     The ESOP provides that the shares of Common Stock allocated to a participant's account under the ESOP will be voted as the participant instructs and that shares held by the ESOP Trust for which no instructions are received from participants (unvoted shares) and shares held by the ESOP Trust which are not yet allocated to participants (unallocated shares) be voted in the same proportion as the votes received from those participants who do submit instructions. Notwithstanding such provisions, the Administrative Committee and the ESOP Trustee must abide by the fiduciary obligations imposed by federal law. Accordingly, although participants in the ESOP have the right to instruct the Administrative Committee as to how to issue directions on the voting of Common Stock allocated to their accounts, the Administrative Committee and the ESOP Trustee each has the continuing obligation, even after the receipt of such instructions or directions, to determine whether to follow such instructions or directions based on its evaluation of the facts and circumstances and to override the directions of the participants in certain very limited circumstances.

     For participants in the ESOP, a Ballot, rather than a Proxy has been enclosed for you to provide voting instructions. To insure the confidentiality of your voting instructions, Buck Consultants, Inc. has been retained by the Administrative Committee to collect and tabulate the voting instructions of the ESOP participants. The instructions received from participants in the ESOP will be kept strictly confidential. None of Republic, the United Steelworkers of America AFL/CIO (the "USWA") or any member of the Administrative Committee will know the voting instruction of any participant except (i) where disclosure is required by applicable law, (ii) where disclosure of the vote of an ESOP participant is expressly requested by such participant or (iii) where Republic concludes in good faith that a bona fide dispute exists as to the authenticity of one or more ballots or votes, or as to the accuracy of any tabulation of such ballots or votes.

     ESOP PARTICIPANTS ARE ENTITLED TO ATTEND AND PARTICIPATE IN THE ANNUAL MEETING BUT INSTEAD OF BEING ENTITLED TO VOTE IN PERSON AT THE ANNUAL MEETING, THEY MAY, IN ACCORDANCE WITH THE PROVISIONS OF THE ESOP, ONLY INSTRUCT THE ADMINISTRATIVE COMMITTEE AS TO HOW TO VOTE SHARES ALLOCATED TO THEIR ACCOUNTS BY COMPLETING THE ENCLOSED BALLOT. YOUR VOTING INSTRUCTION IS IMPORTANT AND, TO BE SURE IT IS COUNTED, THE ENCLOSED BALLOT MUST BE MARKED WITH YOUR VOTE, SIGNED AND RETURNED IN THE ACCOMPANYING PRE-ADDRESSED, POSTAGE PRE-PAID ENVELOPE SO THAT IT IS RECEIVED BY OCTOBER 18, 1996.

                                          Sincerely yours,

                                          /s/  John B. George
                                          -----------------------------
                                               John B. George
                                          Chairman
                                          ESOP Administrative Committee
October 2, 1996

                             [GRAPHIC]

                        REPUBLIC ENGINEERED STEELS, INC.
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
        ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 23, 1996 AT 6:00 P.M.

         The undersigned stockholder of Republic Engineered Steels, Inc. (the "Company") hereby appoints Harold V. Kelly and James D. Donohoe, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 23, 1996, and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on October 1, 1996 in accordance with the directions indicated herein.

     Item 1. ELECTION OF DIRECTORS:

        / / FOR all nominees listed below (except as marked to the contrary below)
        / / WITHHOLD AUTHORITY to vote for all nominees listed below

     Nominees for Directors:

     James B. Riley, Stephen S. Higley, Sam Camens, Martin J. Manley, Walter C. Meck, Gary E. Lenhart and Rudy Kogut.

     (Instruction: To withhold authority to vote for any individual nominee named above, strike a line through that nominee's name)

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE
                                    NOMINEES

     Item 2. In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND PURSUANT TO ITEM 2.

                                                  Dated _________________ , 1996

                                                  ------------------------------
                                                           (Signature)

                                                  ------------------------------
                                                   (Signature if held jointly)

                                                 (Please date and sign exactly
                                                 as name appears hereon. When
                                                 signing as attorney,
                                                 administrator, trustee,
                                                 custodian or guardian, give
                                                 full title as such. Where more
                                                 than one owner, all should
                                                 sign. Proxies executed by a
                                                 partnership or corporation
                                                 should be signed in the full
                                                 partnership or corporate name
                                                 by a partner or authorized
                                                 officer.)

 P
 R
 O
 X
 Y

                        REPUBLIC ENGINEERED STEELS, INC.
    BALLOT SOLICITED ON BEHALF OF THE ADMINISTRATIVE COMMITTEE OF THE ESOP FOR THE ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 23, 1996 AT 6:00 P.M.

         By signing and returning this Ballot in the accompanying pre-addressed, postage pre-paid envelope, you will be directing the fiduciary of the Republic Engineered Steels, Inc. Employee Common Stock Ownership Plan ("ESOP") as to how to vote the shares of Common Stock of Republic Engineered Steels, Inc. (the "Company") allocated to your account in the ESOP (and a proportional number of the ESOP's unallocated and unvoted shares) at the Annual Meeting of Stockholders of the Company scheduled to be held on October 23, 1996, and at any adjournments or postponements thereof.

     Item 1. ELECTION OF DIRECTORS:

        / / FOR all nominees listed below (except as marked to the contrary below)
        / / WITHHOLD AUTHORITY to vote for all nominees listed below

     Nominees for Directors:

     James B. Riley, Stephen S. Higley, Sam Camens, Martin J. Manley, Walter C. Meck, Gary E. Lenhart and Rudy Kogut.

     (Instruction: To withhold authority to vote for any individual nominee named above, strike a line through that nominee's name)

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE
                                    NOMINEES

     Item 2. In its discretion, the fiduciary of the ESOP is authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.
                                  [GRAPHIC]

    THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THIS BALLOT AND THE ACCOMPANYING PROXY STATEMENT AND ACCOMPANYING MATERIALS TO HIS OR HER SATISFACTION.

    AFTER COMPLETING AND SIGNING THIS BALLOT, PLEASE RETURN THIS BALLOT IN THE ACCOMPANYING PRE-ADDRESSED, POSTAGE PRE-PAID ENVELOPE. YOUR VOTE WILL BE KEPT CONFIDENTIAL. NEITHER THE COMPANY NOR THE UNITED STEELWORKERS OF AMERICA WILL BE GIVEN INFORMATION AS TO YOUR VOTING INSTRUCTIONS (EXCEPT AS PROVIDED IN THE ACCOMPANYING LETTER FROM THE ESOP ADMINISTRATIVE COMMITTEE DATED OCTOBER 2,
1996).

                                                  Dated _________________ , 1996

                                                  ------------------------------
                                                           (Signature)

                                                 (Please date and sign exactly
                                                 as name appears hereon.)



                                                            [GRAPHIC]

 B
 A
 L
 L
 O
 T